(EXHIBIT 23.1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Ziff-Davis Inc. of:

    (I) our report dated February 22, 1999 appearing on page F16 of Ziff-Davis Inc.'s Annual Report on Form 10-K, on page 20 of Ziff-Davis Inc.'s Current Report on Form 8-K dated April 2, 1999 and on page F-79 of Ziff-Davis Inc.'s Current Report on Form 8-K dated August 4, 1999 relating to the Consolidated Financial Statements of Ziff-Davis Inc. for the year ended December 31, 1998;

   (II) our report dated February 22, 1999 appearing on page 94 of Ziff-Davis Inc.'s Current Report on Form 8-K dated April 2, 1999 and on page F-33 of Ziff-Davis Inc.'s Current Report on Form 8-K dated August 4, 1999 relating to the Combined Financial Statements of ZD (a division of Ziff-Davis Inc.) for the year ended December 31, 1998;

  (III) our report dated February 22, 1999 appearing on page 168 of Ziff-Davis Inc.'s Current Report on Form 8-K dated April 2, 1999 and on page F-5 of Ziff-Davis Inc.'s Current Report on Form 8-K dated August 4, 1999 relating to the Combined Financial Statements of ZDNet (a division of Ziff-Davis Inc.) for the year ended December 31, 1998;

  (IV) our report dated February 22, 1999 appearing on page F2 of Ziff-Davis Inc.'s Current Report on Form 8-K/A dated April 20, 1999 relating to the Financial Statements of ZDTV, LLC for the year ended December 31, 1998.

      We also consent to the reference to us under the heading "Experts" in such Prospectus.


  /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
February 22, 2000